UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2026
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
377 Simarano Drive
Marlborough, Massachusetts 01752
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry in a Material Definitive Agreement.
Put Option Agreement, Share Purchase Agreement

On July 16, 2026, IPG Photonics Corporation (the “Company”) entered into a Put Option Agreement (the “Put Option Agreement”), with Lumibird S.A., a French société anonyme (listed on Euronext Paris) (the “Seller”), relating to the proposed acquisition by the Company of 100% of the outstanding shares of Lumibird Medical, a French société par actions simplifiée and wholly-owned subsidiary of the Seller ("Lumibird Medical”). Appended to the Put Option Agreement is a form of share purchase agreement (the “SPA”, and, together with the Put Option Agreement, the “Transaction Documents”) governing the sale of the shares of Lumibird Medical to the Company (the “Acquisition”). The SPA provides for the Acquisition for a purchase price of €300 million on a cash-free, debt-free basis, payable in cash at closing, subject to customary adjustments as set forth in the SPA. The SPA also provides for a contingent earnout consideration of up to €50 million additional in cash based on achieving certain 2026 and 2027 performance metrics. The Company expects to fund the Acquisition through cash on hand.

Under the Put Option Agreement, following completion of the information and consultation process with the works council of the Economic and Social Unit (Unité économique et sociale) of the Seller required under Article L. 2312-8 of the French Labor Code (the "Consultation Process") and delivery by the Seller of a notice of exercise, the Company is irrevocably committed to execute and deliver the SPA (together with its respective annexes, schedules or appendixes) concurrently with the execution and delivery by the Seller on the date and location set forth in the put option exercise notice. The Put Option is irrevocable and remains in force until the earliest of (i) the tenth (10th) business day after completion of the Consultation Process, (ii) six months after the date of the Put Option Agreement, and (iii) the date of execution of the SPA (the "Expiry Date"). In consideration for the Company’s undertakings under the Put Option Agreement, the Seller granted the Company an exclusivity undertaking that remains in effect until the earlier of (i) the date that is nine (9) months from the date of the Put Option Agreement and (ii) the execution of the SPA following exercise of the put option.

The Put Option Agreement also provides that, if the Consultation Process has been completed (or deemed completed) and the Seller does not deliver an exercise notice on or before the Expiry Date, the Seller will be required to pay the Company €3.5M, which is the Company's exclusive remedy in such circumstance. Either party may terminate the Put Option Agreement if the closing conditions under the SPA are no longer capable of being satisfied by the long-stop date specified in the SPA.

If the Put Option is exercised by the Seller, under the SPA, the Seller would make certain fundamental representations and warranties regarding Lumibird Medical and agrees to indemnify the Company to the extent the Company’s losses related to such fundamental representations and warranties exceed the coverage available under the W&I Policy referenced below. The Seller will also give business warranties for the sole purpose of the W&I Policy referenced below, with Seller’s aggregate liability capped at one euro (€1.00), except in the case of fraud or willful misconduct. In addition, as part of the Acquisition, the Company has secured a warranty and indemnity insurance policy (the “W&I Policy”) insuring for losses arising out of certain breaches of the representations and warranties of the Seller in the SPA, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

Under the SPA, for three years following the Closing, the Seller would be subject to customary non-solicitation and non-competition provisions. The non-competition provisions prohibit the Seller and its affiliates from engaging, directly or indirectly, in any business competitive with Lumibird Medical's business in the countries where it has operated.

The parties’ obligations to complete the transaction under the SPA will be subject to certain customary conditions and approvals, including authorization by the French Minister of the Economy under the French foreign direct investment regime. The closing is expected to occur in the fourth quarter of 2026.

The foregoing description of the Transaction Documents is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Documents, a copy of the Put Option Agreement (including the form of SPA attached thereto) is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Transaction Documents and the above description have been included to provide investors and security holders with information regarding the terms of the Transaction Documents. They are not intended to provide any other factual information about the Company, the Seller, or their respective subsidiaries or affiliates, including Lumibird

Medical. The representations, warranties and covenants contained in the Transaction Documents were and will be made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, the Seller, their respective subsidiaries or affiliates, including Lumibird Medical. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Transaction Documents, which subsequent information may not be fully reflected in public disclosures by the Company.

Item 7.01. Regulation FD Disclosure.

On July 16, 2026, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the Acquisition, the Company is also making available to investors a supplemental presentation. A copy of the presentation is attached hereto as Exhibit 99.2.

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
2.1*	Put Option Agreement, dated July 16, 2026, by IPG Photonics Corporation with Lumibird S.A.
99.1	Press Release issued by IPG Photonics Corporation on July 16, 2026
99.2	Supplemental Presentation issued by IPG Photonics Corporation on July 17, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K.
* Certain schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed Acquisition, the anticipated timing and completion of the Acquisition, the completion of the Consultation Process, the exercise of the Put Option and execution of the SPA, the receipt of required regulatory approvals (including authorization under the French foreign direct investment regime) and the satisfaction of other customary closing conditions and the anticipated benefits of the Acquisition. These forward-looking statements are based on the Company's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risks and uncertainties described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the Acquisition will be consummated on the anticipated timeline or at all. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

July 17, 2026	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel and Corporate Secretary